CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Legal Opinions and Experts” and “Experts” as an “Independent Registered Public Accounting Firm” and to the use of our report dated October 17, 2007 on Nuveen Municipal High Income Opportunity Fund 2 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Municipal High Income Opportunity Fund 2 filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-146117).

/s/    ERNST & YOUNG LLP

Chicago, Illinois

October 22, 2007